Exhibit 99.1

Press Release	Source: AuthentiDate Holding Corp.

AuthentiDate Holding Corp. Announces New Service Enabling Trusted Verification of Faxed Doctor Orders
Wednesday April 13, 7:00 am ET

Liberty Healthcare Group, Inc. to Deploy Application Using the United States Postal Service Electronic Postmark Service for Verification of Doctor Orders

SCHENECTADY, N.Y.–(BUSINESS WIRE)–April 13, 2005– AuthentiDate Holding Corp. (NASDAQ: ADAT-News) announced today the commercial availability of a new authentication service, which allows clients and other authorized parties to verify Doctor Orders that are received via fax. A Doctor Order supports the medical need for issuance of supplies and services that are reimbursed under the Medicare Program. Backed by the integrity of the United States Postal Service Electronic Postmark Service (USPS® EPM®), this HIPAA-compliant service enables the authenticity of the faxed records to be verified online for compliance and audit purposes.

Liberty Healthcare Group Inc., a national medical products company that is a subsidiary of PolyMedica Corporation (NASDAQ: PLMD-News), will use this service to secure the integrity of the large volume of Doctor Orders that it receives via fax every day. It is anticipated that the Liberty implementation will utilize 1.5 to 2 million EPMs annually. Besides securing the advantages of neutral, trusted third-party verification, Liberty also gains from improved internal controls and efficiencies.

“We are extremely pleased to serve Liberty Healthcare as a client for this application,” said Suren Pai, President and CEO, AuthentiDate Holding Corp. “This is truly an exciting milestone for AuthentiDate, representing high-volume EPM usage and demonstrating the success of our solutions-based approach to commercialize the EPM. This is also the first instance of use of our content authentication technology in traditional paper-based processes, which greatly expands our potential addressable market.”

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is a worldwide provider of content authentication technology, a growing sector of the security software market. The Company provides secure document management solutions, enterprise network security products and services, and enterprise workflow management solutions that incorporate its proprietary authentication technology. AuthentiDate's offerings include the United States Postal Service Electronic Postmark Service (USPS EPM), electronic signing solutions, electronic forms processing solutions, document imaging software, and professional services related to the above.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Contact:

John A. Stiles & Associates, L.L.C.
Investor Relations:
John A. Stiles, 314-994-0560
or
AuthentiDate Holding Corp.
Media Relations:
Richard Reichgut, 212-329-1100
rreichgut@authentidate.com